UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

Kala Pharmaceuticals, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Beaver Street, Suite 201
Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On February 28, 2018, the Board of Directors (the “Board”) of Kala Pharmaceuticals, Inc. (the “Company”) increased the size of the Board from nine to ten directors and, following the recommendation of the Nominating and Corporate Governance Committee, appointed Gregory Perry as a director, effective immediately. Mr. Perry will serve as a Class I director with a term expiring at the 2018 Annual Meeting of Stockholders and thereafter until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Perry will serve as Chair of the Audit Committee.  The Board has determined that Mr. Perry is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Perry served as Chief Financial and Administrative Officer of Novelion Therapeutics Inc. (“Novelion”), a public company, from November 2016 to December 2017.  Prior to this, Mr. Perry was Chief Financial Officer of Aegerion Pharmaceuticals Inc, a public company, from July 2015 until its merger with Novelion in November 2016.  Prior to that, he served as Chief Financial and Business Officer of Eleven Biotherapeutics, Inc., a public company, from January 2014 to June 2015. Before joining Eleven Biotherapeutics, Mr. Perry served as the Interim Chief Financial Officer of InVivo Therapeutics, a public company, from September 2013 to December 2013, and prior to that he served as the Senior Vice President and Chief Financial Officer of ImmunoGen, Inc., a public company, from 2009 until he was promoted in 2011 to Executive Vice President and Chief Financial Officer, a role he held until 2013. Before that, he was the Chief Financial Officer of Elixir Pharmaceuticals. Mr. Perry previously was Senior Vice President and Chief Financial Officer of Transkaryotic Therapies. He has also held various financial leadership roles within PerkinElmer Inc., Domantis Ltd., Honeywell and General Electric. Since May 2016, Mr. Perry has served on the Board of Directors of Merus N.V. (a public clinical-stage immune-oncology company), including as Chair of its Audit Committee. From December 2011 to February 2016, Mr. Perry served on the Board of Directors of Ocata Therapeutics (a public biotechnology company), including as Chair of its Audit Committee and a member of its Compensation Committee, until it was acquired by Astellas Pharma Inc. Mr. Perry received a B.A. in Economics and Political Science from Amherst College.

There are no arrangements or understandings between Mr. Perry and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Perry has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Mr. Perry will receive compensation for his service as a non-employee director and for committee service in accordance with the Company’s director compensation program, which is described in the Company’s final prospectus for its initial public offering filed pursuant to Rule 424(b) under the Securities Act on July 20, 2017, including the award of a one-time nonqualified stock option under the Company’s 2017 Equity Incentive Plan to purchase 25,920 shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) at an exercise price of $14.05 per share, which was equal to the closing price of the Common Stock on the NASDAQ Global Select Market on the date of Mr. Perry’s election.

In connection with this election, the Company and Mr. Perry will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-218936) filed with the Securities and Exchange Commission on June 10, 2017. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Perry for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: March 5, 2018	By:	/s/ Mary Reumuth

Name: Mary Reumuth
Title: Chief Financial Officer

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